UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2010 (September 7, 2010)

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachussetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2010, on the recommendation of the Chairman of the Board of American DG Energy Inc., or the Registrant, the Board of Directors appointed Francis A. Mlynarczyk, Jr. as a member of Registrant’s Board of Directors. Mr. Mlynarczyk shall hold such position until the next annual meeting of the stockholders of the Registrant or until his successor shall have been duly elected and qualified.

Francis A. Mlynarczyk, Jr., 67, is a founding member and chief executive officer of Scarsdale Equities LLC, a New York City based FINRA member firm that began business in 2005. From 1993 to 2005 he was chief operating officer of Brimberg & Co., L.P., a registered broker/dealer. Prior to that time he was a private investor subsequent to holding senior positions in portfolio management, securities trading, firm management, and compliance at three registered investment advisors. He began his career in the investment management group of Citibank, N.A. in 1969; during his twelve years at Citibank he served as a research analyst, research manager, portfolio manager, head of quantitative analysis, founding head of the investment strategy department, a domestic and international political and economic analyst, and a member of the investment policy committee.

Registrant’s Board of Directors has determined that Mr. Mlynarczyk’s prior experience in senior operating positions at various companies, where he demonstrated leadership capability and garnered extensive expertise involving complex financial matters qualify him to be a member of the Board of Directors in light of Registrant’s business and structure.

Mr. Mlynarczyk received a Ph.D. in financial accounting and control in 1969, an M.S. in industrial administration in 1965, and a B.S. in aeronautical and engineering sciences in 1964, all from Purdue University where he was a member of Tau Beta Pi. He authored numerous academic and professional articles and book chapters in the 1960s and 1970s. He is a member of the New York Society of Security Analysts, and the CFA Institute. His pro bono work includes serving on the investment subcommittee of the Trinity Health System in Novi, Michigan. He was raised in Pittsfield, Massachusetts, where he attended public schools.

Mr. Mlynarczyk is not expected to serve on any committees of the Board of Directors of the Registrant.

Mr. Mlynarczyk has no family relationships with any directors or executive officers of the Registrant. He will receive a fee of $500 per day for his service as a member of the Board of Directors of the Registrant and has been granted a nonqualified option to purchase 100,000 shares of the Registrant’s common stock with an exercise price equal to the fair market value of Registrant’s common stock on the date of the grant. Those options will vest in 4 equal annual installments and will expire on the fifth anniversary of the date of the grant.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 8, 2010	AMERICAN DG ENERGY INC.

	By:	/s/ Anthony S. Loumidis
Anthony S. Loumidis, Chief Financial Officer

3